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                                                                  EXHIBIT (d)(2)

                                  ULTRAK, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         Grant of Option. Pursuant to the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the "Plan") of Ultrak, Inc. (the "Company") and its subsidiaries, the Company grants to

                               ------------------
                              (the "Option Holder")

a non-qualified option to purchase from the Company a total of _______ shares of Common Stock, $.01 par value ("Common Stock"), of the Company at $__.__ per share (being at least the fair market value per share of the Common Stock on the date of this grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement. This option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

         Time of Exercise. Except only as specifically provided elsewhere in this Agreement, this option is exercisable in the following cumulative installments:

         First Installment. Up to one-third of the total optioned shares at any time after one year from the date of grant.

         Second Installment. Up to an additional one-third of the total optioned shares at any time after two years from the date of grant.

         Third Installment. Up to an additional one-third of the total optioned shares at any time after three years from the date of grant.

If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares. Except as otherwise provided in
Section 6, in the event of the Option Holder's termination of employment or directorship for any reason, this option will be exercisable only to the extent that the Option Holder could have exercised it on the date of his termination of employment or directorship.

         1. Exercise of Option. The exercise of this option shall entitle the Option Holder to purchase shares of Common Stock of the Company. If requested by the Option Holder and approved by the Company, the Option Holder may exercise this option or any portion hereof by tendering shares of Common Stock, in lieu of cash payment for the option shares being purchased, with the number of shares tendered to be determined by the fair market value per share of the Common Stock on the date of exercise, as determined by the Company.

         2. Subject to Plan. This option and the grant and exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.



ULTRAK, INC. NON-QUALIFIED STOCK OPTION AGREEMENT - Page 1


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         3.      Term. This option will terminate at the first of the following:

         (a)     5 p.m. on ___________, 20__

         (b) 5 p.m. on the date one year following the date the Option Holder's employment or directorship with the Company and its subsidiaries terminates by reason of the Option Holder's death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code).

         (c) 5 p.m. on the date the Option Holder's employment or directorship with the Company and its subsidiaries terminates with "cause." For purposes of this option, an Option Holder's employment or directorship shall be deemed terminated with cause if the Company terminates his employment or directorship because of (i) a material breach by the Option Holder of any of the terms of his employment contract, if any; (ii) his conviction for fraud or embezzlement, or because he has conducted himself in any way punishable as a felony; (iii) his engaging in conduct constituting or exhibiting malfeasance, gross negligence, gross incompetence or moral turpitude; or
                 (iv) his suffering from drug or alcohol abuse or addiction that could, in the opinion of the Company, materially impair his ability to perform his duties or injure the assets, properties, operations or business reputation of the Company.

         (d) 5 p.m. on the date 30 days following the date the Option Holder's employment or directorship with the Company and its subsidiaries terminates for any reason whatsoever other than death, disability or with cause.

         4. Who May Exercise. During the lifetime of the Option Holder, this option may be exercised only by the Option Holder. If the Option Holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) prior to the termination date specified in Section 5 hereof without having totally exercised the option, this option may be exercised, to the extent of the total remaining shares that have not been purchased by exercise by the Option Holder prior to the date of his death or disability at any time prior to the earlier of the dates specified in Section 5(a) and 5(b) hereof by (i) the Option Holder's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death; or (ii) the Option Holder or his personal representative in the event of the Option Holder's disability, subject to the other terms of this Agreement, the Plan and applicable laws, rules and regulations. For purposes of this Agreement, the Company shall determine the date of disability of the Option Holder.

         5.      Restrictions on Exercise. This option:

         (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued;


ULTRAK, INC. NON-QUALIFIED STOCK OPTION AGREEMENT - Page 2
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         (b)      may not be exercised in whole or in part and no cash or
                  certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind having jurisdiction over the exercise of options shall not have been secured; and

         (c) may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date 30 days prior to the date of exercise the Option Holder was an employee or director of either the Company or a subsidiary of the Company; provided, if the Option Holder's continuous employment or directorship is terminated (i) with cause, the option will terminate as provided in Section 5(c); (ii) by disability, the option may be exercised in accordance with Section 6, or (iii) by death, or if the Option Holder dies within said 30-day period, the option may be exercised in accordance with Section 6.

         6. Manner of Exercise. Subject to such administrative regulations as the Board of Directors of the Company or the Compensation Committee thereof may from time to time adopt, the Option Holder or beneficiary shall, in order to exercise this option:

         (a) provide written notice of exercise to the Company, accompanied by payment in full of the appropriate exercise price and any applicable tax withholding as provided in Section 12 below, in United States dollars before issuance of such shares. Notice shall be provided by submitting the Ultrak Option Exercise Request Form attached hereto and specifying the number of shares of Common Stock for which the Option is being exercised.

         (b) give written notice to the Company of the exercise price and the number of shares for which he is requesting approval from the Company to tender other shares of Common Stock in exchange for option shares.

         Any notice shall include an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement;
(ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect; and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

         In addition, if an exercise under paragraph (b) above is requested, the notice shall include an undertaking to tender to the Company (i) promptly after receipt of denial by the Company of the paragraph (b) request, full payment in United States dollars of the option exercise price for the shares being purchased hereunder; or (ii) promptly after receipt of approval by the Company of exercise of this option or portion thereof by payment of Common Stock, full payment in Common Stock in exchange for the shares being purchased hereunder. In addition, the Option Holder shall tender payment of the amount as may be requested pursuant to Section 12 by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of this option.

         The Company shall advise the Option Holder or beneficiary in writing, within ten business days after the first Board of Directors meeting following the date of exercise, whether the Company


ULTRAK, INC. NON-QUALIFIED STOCK OPTION AGREEMENT - Page 3
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approves the exchange of Common Stock for option stock being purchased. The
Company must receive full payment in United States dollars or the appropriate number of shares of Common Stock, whichever applies, of the option exercise price within five business days after the date of the Company's notice, unless the Company extends the time of payment.

         7. Non-Assignability. This option is not assignable or transferable by the Option Holder except by will or by the laws of descent and distribution.

         8. Rights of Stockholder. The Option Holder will have no rights as a stockholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         9. Capital Adjustments; Antidilution. The number of shares of Common Stock covered by this option, and the option price thereof, shall be subject to such adjustment as the Board of Directors of the Company deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company. In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation the rights and duties of the Option Holder and the Company shall not be affected in any manner. In the event the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving corporation, or in the event any other person or entity may make a tender or exchange offer for stock of the Company whereby such other person or entity would own more than 50% of the outstanding Common Stock of the Company (the surviving corporation, purchaser, or tendering corporation being collectively referred to as the "Purchaser", and the transaction being collectively referred to as the "Transaction"), then the Company may, at its election, (a) reach an agreement with the Purchaser that the Purchaser will assume the obligations of the Company under the option; (b) reach an agreement with the Purchaser that the Purchaser will convert the option into an option of at least equal value as to stock of the Purchaser; or (c) not later than twenty days prior to the effective date of such Transaction, notify the Option Holder that his option is accelerated and afford to the Option Holder a right for ten days after the date of such notice to exercise any then unexercised portion of the option whether or not such option shall then be exercisable under the terms of this Agreement. Within such ten-day period, the Option Holder may exercise any unexercised portion of the option as he may desire and deposit with the Company the requisite cash to purchase in full and not in installments the Common Stock thereby exercised (or comply with Section 8 with respect to exercising this option by tendering shares of Common Stock in lieu of each payment for the optioned shares being purchased), in which case the Company shall, prior to the effective date of the Transaction, issue all Common Stock thus exercised which shall be treated as issued stock for purposes of the Transaction.

         10. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the internal laws of such State.

ULTRAK, INC. NON-QUALIFIED STOCK OPTION AGREEMENT - Page 4
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         11. Date of Grant. The date of grant of this option is ____________,
20__.

         12. Withholding. It shall be a condition to the obligation of the Company to issue or transfer shares of stock upon exercise of this option that the Option Holder pay to the Company, upon the Company's demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of this option. If the amount requested is not paid, then the Company may refuse to issue or transfer shares of stock upon exercise of this option.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 11 hereof.

                                            ULTRAK, INC.


                                            By:
                                               ---------------------------------
                                               Its:
                                                   -----------------------------


THE UNDERSIGNED OPTION HOLDER ACKNOWLEDGES AND AGREES THAT INFORMATION REGARDING COMPENSATION, INCLUDING, BUT NOT LIMITED TO, THE GRANTING OF STOCK OPTIONS TO OPTION HOLDER, IS HIGHLY PERSONAL AND CONFIDENTIAL AND SHOULD NOT BE DISCUSSED OR SHARED AMONG OTHER EMPLOYEES. FURTHERMORE, OPTION HOLDER AGREES TO HOLD IN CONFIDENCE AND NOT TO DIRECTLY OR INDIRECTLY REVEAL, REPORT, DISCLOSE OR OTHERWISE DISCUSS SUCH CONFIDENTIAL INFORMATION WITH OR TO ANY OTHER EMPLOYEES. VIOLATION OF THIS POLICY MAY SUBJECT OPTION HOLDER TO DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION. OPTION HOLDER FURTHER AGREES TO ABIDE BY ANY OTHER POLICIES AND PROCEDURES RELATING TO SUCH INFORMATION AS IMPLEMENTED AND/OR AMENDED FROM TIME TO TIME BY THE COMPANY. THE UNDERSIGNED OPTION HOLDER HEREBY ACCEPTS THIS OPTION AND ITS TERMS AND CONDITIONS AND THE BENEFITS OF THE PLAN.


                                            By
                                              ----------------------------------
                                            (Option Holder)



ULTRAK, INC. NON-QUALIFIED STOCK OPTION AGREEMENT - Page 5
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       [Attachment B to Ultrak, Inc. 1988 Non-Qualified Stock Option Plan]

                        INVESTMENT REPRESENTATION LETTER

         In connection with the acquisition of the securities of Ultrak, Inc. (the "Company") by the Undersigned, the Undersigned hereby agrees, acknowledges, warrants and represents to the Company, its counsel, the Company's transfer agent and all federal and state regulatory authorities that the Undersigned:

         (a) Understands that the securities being acquired hereunder have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state and will be issued in reliance on Section 4(2) of the Act and other appropriate federal exemptions and appropriate state exemptions.

         (b) Has obtained such information relative to the Company and the Undersigned's proposed investment therein as the Undersigned requested through discussions with representatives of the Company and otherwise;

         (c) Understands that all documents, records and books and all information pertaining to this investment which the Undersigned deemed material to making an informed investment decision have been made available for inspection by the Undersigned's attorney and/or Purchaser Representative and the Undersigned; that the books and records of the Company will continue to be available upon notice to the Company at reasonable business hours at its principal place of business; and that the Undersigned is in a position as regards the company, which based upon the Undersigned's employment, family relationship or economic bargaining power, enabled and enables the Undersigned to obtain information regarding the Company in order to evaluate the merits and risks of this investment;

         (d) Has been informed that the Undersigned's investment is a high risk investment, and no representations can or have been made to the Undersigned with respect to the future success of the Company. In evaluating such investment the Undersigned has consulted with the Undersigned's own investment and/or legal and/or tax advisor to the extent that the Undersigned deems advisable and has relied solely upon the counsel of the Undersigned's advisors.

         (e) Understands that there is a limited public market for the securities acquired by the Undersigned hereunder and that there can be no assurance that such a market will ever develop.

         (f) Is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of the Undersigned's investment, and to make an informed decision relating thereto or the Undersigned has utilized the services of a Purchaser Representative and together they are sufficiently experienced in financial and business matters and are capable of evaluating the merits and risks of the Undersigned's investment, and to make an informed decision relating thereto.

         (g) Understands that no state or federal government authority has made any finding or determination relating to the fairness for investment of the securities in the Company and that no






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state or federal government authority has recommended or endorsed, or will recommend or endorse, these securities.

         (h) Considers this investment a suitable investment for the Undersigned.

         (i) Has no need for any liquidity in the Undersigned's investment for an indefinite period of time. The Undersigned understands that the Undersigned must bear the economic risk of the investment for an indefinite period of time because the securities being purchased hereunder have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act (and the securities laws of the Undersigned's state of residence, if applicable) or an exemption from such registration is available.

         (j) Can afford a complete loss of the investment and can afford to hold the securities being purchased hereunder for an indefinite period of time.

         (k) Acknowledges that the securities being acquired by the Undersigned are being acquired for investment purposes only within the meaning of the Act, and not with the intention of assigning any participation or interest therein, and not with a view to the distribution thereof. No securities will be sold, assigned or otherwise transferred unless a registration statement under the Act (and the securities laws of the Undersigned's state of residence, if applicable) with respect thereto is in effect, or the Company has received a written opinion of counsel satisfactory to the Company that, after an investigation of the relevant facts which shall be recited in such opinion such counsel is of the opinion that such sale, assignment or transfer does not involve a transaction requiring registration thereof under the Act (and the securities laws of the Undersigned's state of residence, if applicable) governing resales of securities acquired from an issuer or an affiliate of an issuer thereof.

         (l) Acknowledges that the Company will restrict the transfer of the securities in accordance with the foregoing representations and the Undersigned agrees that all certificates representing securities in the Company will be endorsed with the following legend or a substantially equivalent legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED IN THE ABSENCE OF AN (a) EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE OR (b) OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT OR ACTS."

        and with such other or further legends as may be required by the Undersigned's state of residence. Further, the Undersigned agrees that a Stop Transfer Order prohibiting transfer of the securities will be placed by the Company with its Stock Transfer Agent.



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         (m) Understands that the Company is under no obligation to register or otherwise qualify the securities purchased by the Undersigned hereunder or take any other action necessary to make an exemption from registration available.

         (n) Acknowledges that the Undersigned has signed this as a condition to exercising options issued to the Undersigned pursuant to the Company's 1988 Non-Qualified Stock Option Plan.


         IN WITNESS WHEREOF, this Investment Representation Letter is signed by the Undersigned on the ______ day of __________________, ____.



                                        ----------------------------------------
                                        Signature of the Undersigned




-----------------------------------------------------------------------
Name


-----------------------------------------------------------------------
Address in bona fide State of resident


-----------------------------------------------------------------------
Address for communication (if difference from above)


------------------------------              ---------------------------
Phone Number                                Social Security Number


------------------------------
Number of Securities Acquired



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                                  -------------


STATE OF                                    )
         ---------------------------        )
                                            )
COUNTY OF                                   )
          --------------------------        )

         The foregoing instrument was acknowledged before me this ____ day of _____, _____.


                                                  ------------------------------
                                                  Notary Public
                           Address
                                                  ------------------------------

                                                  ------------------------------

My Commission Expires:

-----------------------------



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                    ULTRAK STOCK OPTION EXERCISE REQUEST FORM


YOU MAY FAX OR EMAIL THIS FORM TO INITIATE PROCESSING OF YOUR EXERCISE REQUEST. HOWEVER, A FORM WITH YOUR ORIGINAL SIGNATURE MUST BE RECEIVED IN HAND BEFORE WE WILL AUTHORIZE THE ISSUANCE OF SHARE CERTIFICATES.

FAX TO: D'LENE SANDLEBACK (972) 353-6750 or EMAIL: dlene.sandleback@ultrak.com


YOU MUST ATTACH A COPY OF YOUR SIGNED OPTION GRANT AGREEMENT WHEN SUBMITTING THIS FORM.

NAME:
     -----------------------------------------------
CHECK ONE:                      CURRENT EMPLOYEE                 FORMER EMPLOYEE
          --------------------                  ----------------


          --------------------  NON-EMPLOYEE/DIRECTOR

MAILING ADDRESS:
                ----------------------------------------------------------------
DAYTIME PHONE NUMBER:  (      )
                                ---------------
NAME OF BROKERAGE FIRM:
                       -------------------------------------------------
BROKER/AGENT AND PHONE/FAX NUMBER:
                                   ---------------------------------------------
SOCIAL SECURITY #:
                   ---------------------------


NO. OF SHARES TO BE EXERCISED               STRIKE PRICE      DATE OF ISSUANCE
-----------------------------               ------------      ----------------





You may choose to pick up share certificates directly from Ultrak's Transfer Agent or have them delivered. Please provide specific instructions below for delivery of share certificates:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THERE IS A $15.00 FEE FOR EACH CERTIFICATE TO BE PAID BY THE OPTION HOLDER. OVERNIGHT OR LOCAL COURIER CHARGES ARE THE DIRECT RESPONSIBILITY OF OPTION HOLDER. EXPRESS PROCESSING MAY INVOLVE ADDITIONAL FEES PAYABLE DIRECTLY TO THE TRANSFER AGENT. TRANSFER AGENT: Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, ATTN: George Johnson (469) 633-0101 and Fax (469) 633-0088.

NO ELECTRONIC TRANSFER OR DWAC AVAILABLE FOR TRANSFER OF ULTRAK SHARES.




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OPTION HOLDERS ARE RESPONSIBLE FOR PAYMENT OF THE EXERCISE PRICE AND ANY
APPLICABLE WITHHOLDING TAXES TO ULTRAK PRIOR TO ISSUANCE OF SHARE CERTIFICATES. UPON RECEIPT OF THIS FORM WE WILL CONFIRM THE EXERCISE TERMS AND NOTIFY YOU OF THE WITHHOLDING TAX AMOUNT TO BE PAID. PLEASE ALLOW FOR 1-2 BUSINESS DAYS FOR ULTRAK TO PROVIDE THIS INFORMATION.

I acknowledge these terms for exercising my right to purchase shares of Ultrak Common Stock and ask that the Company process my request.


SIGNATURE:                                   DATE:
          ------------------------------          ---------------------------




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